RAIT Financial Trust Announces First Quarter 2011 Financial Results

PHILADELPHIA, PA — April 29, 2011 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced results for the first quarter ended March 31, 2011.

First Quarter Highlights

-
On March 21, 2011, RAIT issued $115.0 million aggregate principal amount of 7.00% Convertible Senior Notes Due 2031 in an underwritten public offering which included the full exercise of the overallotment option.

-	Operating income increased to $1.7 million during the quarter ended March 31, 2011 as compared to a loss of $6.2 million during the quarter ended March 31, 2010
-	Rental income increased to $21.3 million during the quarter ended March 31, 2011 from $16.1 million during the quarter ended March 31, 2010.
-
The average occupancy of RAIT’s portfolio of directly held investments in real estate increased to 82.4% at March 31, 2011 from 70.8% at March 31,
2010, primarily driven by year over year occupancy increases of 10% and
16.5% in multi-family and office property types, respectively.

RAIT reported net income allocable to common shares for the three-month period ended March 31, 2011 of $5.8 million, or $0.05 total earnings per share — diluted based on 110.9 million weighted-average shares outstanding – diluted, as compared to net income allocable to common shares for the three-month period ended March 31, 2010 of $31.3 million, or $0.41 total earnings per share – diluted based on 75.5 million weighted-average shares outstanding – diluted.

RAIT reported adjusted funds from operations (“AFFO”), a non-GAAP financial measure, for the three-month period ended March 31, 2011 of $6.9 million, or $0.06 per share — diluted based on 110.9 million weighted-average shares outstanding – diluted, as compared to AFFO for the three-month period ended March 31, 2010 of $2.3 million, or $0.03 per share – diluted based on 75.5 million weighted-average shares outstanding – diluted. A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its AFFO, including management’s rationale for the usefulness of this non-GAAP financial measure, is included as Schedule I to this release.

RAIT also reported the following:

-
Non-Accrual CRE Loans. The unpaid principal balance of RAIT’s non-accrual commercial real estate loan portfolio decreased to $121.1 million at March 31, 2011 as compared to $133.0 million at March 31,
2010. Provision for losses on RAIT’s commercial real estate loan portfolio decreased to $2.0 million for the quarter ended March 31, 2011 as compared to $17.4 million for the quarter ended March 31, 2010.

-
CRE CDO Coverage Tests. As of March 31, 2011, RAIT CRE CDO I, Ltd’s
overcollateralization test was passing at 123.7% with a trigger of 116.2%
and RAIT Preferred Funding II, Ltd’s overcollateralization test was passing at 115.1% with a trigger of 111.7%.

-
Debt Reduction. RAIT’s debt to equity ratio improved to 2.1 times at
March 31, 2011 as compared to 2.3 times at December 31, 2010. RAIT’s recourse debt decreased from $293.4 million at December 31, 2010 to
$277.9 million at March 31, 2011.

-
Investments in Real Estate. As of March 31, 2011, RAIT had investments in real estate of $867.7 million as compared to $841.5 million at
December 31, 2010. During the three-months ended March 31, 2011, RAIT converted one loan, secured by an office property, with a carrying value of $22.1 million, to an owned real estate property.

-
Independence Realty Trust, Inc. (“Independence”). RAIT is the external manager of Independence, a development stage, non-traded public REIT.
RAIT expects Independence to raise capital for investing in multi-family real estate assets through a public offering of its common stock. RAIT is the sponsor of Independence’s offering.  On April 8, 2011, Independence filed a registration statement for its public offering of its common stock with the SEC which has not yet become effective. Any disclosure concerning Independence is neither an offer nor a solicitation to purchase securities issued by Independence.

-
Preferred Dividends. On January 25, 2011, RAIT’s Board of Trustees
declared a first quarter 2011 cash dividend of $0.484375 per share on
RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375
per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred
Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative
Redeemable Preferred Shares. The dividends were paid on March 31, 2011 to holders of record on March 1, 2011 and totaled $3.4 million.

Debt Management

During the quarter ending March 31, 2011, RAIT repurchased $88.0 million of its 6.875% Convertible Senior Notes which give holders a put right in April 2012, leaving $55.6 million remaining outstanding, prepaid a $16.2 million secured credit facility that was maturing in October 2011 and refinanced a $12.5 million recourse first mortgage on an owned property with non-recourse financing.

On April 26, 2011, RAIT prepaid the remaining $15.7 million of its 10% senior secured convertible note issued March 25, 2010. To accomplish the transactions described above, RAIT primarily used the proceeds of its issuance of $115.0 million of 7.00% Convertible Senior Notes in March 2011 described above.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Financial Statistics:
Assets under management	$3,822,534	$3,837,526	$3,901,342	$4,014,556	$9,911,824
Debt to equity ratio	2.1x	2.3x	2.6x	2.7x	2.8x
Total revenue	$58,279	$59,057	$58,899	$60,370	$66,244
Recourse debt maturing in one year	$20,040	$41,489	$7,919	$9,919	$10,905
Earnings per share – diluted	$0.05	$0.29	$0.16	$0.27	$0.41
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$1,149,169	$1,173,141	$1,216,875	$1,288,466	$1,305,816
Non-accrual loans — unpaid principal	$121,054	$122,306	$143,212	$131,377	$132,978
Non-accrual loans as a % of reported loans	10.5%	10.4%	11.8%	10.2%	10.2%
Reserve for losses	$58,809	$61,731	$73,029	$70,699	$68,850
Reserves as a % of non-accrual loans	48.6%	50.5%	51.0%	53.8%	51.8%
Provision for losses	$1,950	$2,500	$10,813	$7,644	$17,350
CRE Property Portfolio:
Reported investments in real estate	$867,726	$841,488	$823,881	$803,548	$795,952
Number of properties owned	48	47	47	47	46
Multifamily units owned	8,311	8,311	8,231	7,893	7,893
Office square feet owned	1,786,908	1,632,978	1,634,997	1,732,626	1,550,401
Retail square feet owned	1,116,063	1,116,112	1,069,588	1,069,588	1,069,652
Average occupancy data:
Multifamily	88.0%	85.5%	84.6%	83.5%	78.0%
Office	70.7%	67.8%	52.5%	55.5%	54.2%
Retail	56.3%	58.8%	57.7%	58.7%	60.1%

Total	82.4%	79.2%	74.8%	74.4%	70.8%

Conference Call

All interested parties can listen to the live conference call webcast at 10:00 AM EDT on Friday, April 29, 2011 from the home page of the RAIT Financial Trust website at www.raitft.com or by dialing 800.901.5231, access code 17704259. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Friday, May 6, 2011, by dialing 888.286.8010, access code 22905171.

About RAIT Financial Trust

RAIT Financial Trust manages a portfolio of real estate related assets, provides a comprehensive set of debt financing options to the real estate industry and invests in real estate-related assets. RAIT’s management uses its experience, knowledge and relationship network to seek to generate and manage real estate related investment opportunities for RAIT and for outside investors. For more information, please visit www.raitft.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: those disclosed in RAIT’s filings with the Securities and Exchange Commission and uncertainties relating to the public offering of Independence’s common stock.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month
	Periods Ended
	March 31
	2011	2010
Revenue:
Interest income	$33,558	$41,330
Rental income	21,290	16,075
Fee and other income	3,431	8,839

Total revenue	58,279	66,244
Expenses:
Interest expense	23,367	25,470
Real estate operating expense	12,617	10,522
Compensation expense	6,544	8,052
General and administrative expense	4,968	4,890
Provision for loan losses	1,950	17,350
Depreciation and amortization	7,119	6,183
Total expenses	56,565	72,467
Operating income	1,714	(6,223)
Interest and other income (expense)	83	82
Gains (losses) on sale of assets	1,415	3,924
Gains (losses) on extinguishment of debt	(537)	19,810
Change in fair value of financial instruments	5,611	16,437
Income (loss) before taxes and discontinued operations	8,286	34,030
Income tax benefit (provision)	54	(47)

Income (loss) from continuing operations	8,340	33,983
Income (loss) from discontinued operations	791	470

Net income (loss)	9,131	34,453
(Income) loss allocated to preferred shares	(3,414)	(3,406)
(Income) loss allocated to noncontrolling interests	50	235

Net income (loss) allocable to common shares	$5,767	$31,282

Earnings (loss) per share—Basic:
Continuing operations	$0.04	$0.41
Discontinued operations	0.01	0.01

Total earnings (loss) per share—Basic	$0.05	$0.42

Weighted-average shares outstanding—Basic	109,856,729	74,952,313

Earnings (loss) per share—Diluted:
Continuing operations	$0.04	$0.40
Discontinued operations	0.01	0.01

Total earnings (loss) per share—Diluted	$0.05	$0.41

Weighted-average shares outstanding—Diluted	110,904,359	75,512,999

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	March 31,	December 31,
	2011	2010
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred equity interests	$1,190,576	$1,219,110
Allowance for losses	(66,769)	(69,691)

Total investments in mortgages and loans	1,123,807	1,149,419
Investments in real estate	867,726	841,488
Investments in securities and security-related receivables, at fair value	718,937	705,451
Cash and cash equivalents	39,463	27,230
Restricted cash	179,308	176,723
Accrued interest receivable	37,764	37,138
Other assets	36,346	32,840
Deferred financing costs, net of accumulated amortization of $10,559 and $9,943, respectively	22,963	19,954
Intangible assets, net of accumulated amortization of $1,917 and $1,777, respectively	3,049	3,189
Total assets	$3,029,363	$2,993,432

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$277,891	$293,357
Non-recourse indebtedness	1,552,726	1,544,820

Total indebtedness	1,830,617	1,838,177
Accrued interest payable	20,444	19,925
Accounts payable and accrued expenses	25,495	25,089
Derivative liabilities	164,127	184,878
Deferred taxes, borrowers’ escrows and other liabilities	20,852	6,833
Total liabilities	2,061,535	2,074,902
Equity:
Shareholders’ equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	16
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 114,083,141 and 105,900,570 issued and outstanding	1,133	1,060
Additional paid in capital	1,721,738	1,691,681
Accumulated other comprehensive income (loss)	(114,514)	(127,602)
Retained earnings (deficit)	(644,562)	(647,110)

Total shareholders’ equity	963,862	918,096
Noncontrolling interests	3,966	434
Total equity	967,828	918,530
Total liabilities and equity	$3,029,363	$2,993,432

Schedule I
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and Funds From Operations
(FFO) and
Adjusted Funds From Operations (AFFO) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three- Month Periods
	Ended March 31
	2011	2010

Funds From Operations (“FFO”):
Net income (loss) allocable to common shares	$5,767	$31,282
Adjustments:
Depreciation expense	6,570	6,003
(Gains) Losses on sale of real estate	—	(266)

Funds from operations	$12,337	$37,019

Funds from Operations per share	$0.11	$0.49

Weighted-average shares — diluted	110,904,359	75,512,999

Adjusted Funds From Operations (“AFFO”):
Funds from Operations	$12,337	$37,019
Adjustments:
Change in fair value of financial instruments	(5,611)	(16,437)
(Gains) Losses on debt extinguishment	537	(19,810)
Capital expenditures, net of direct financing	(362)	(158)
Straight-line rental adjustments	(919)	(26)
Amortization of deferred items and intangible assets	673	(1)
Share-based compensation	259	1,671

Adjusted Funds from Operations	$6,914	$2,258

Adjusted Funds from Operations per share	$0.06	$0.03

Weighted-average shares — diluted	110,904,359	75,512,999

(1)	We believe that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and us in particular.

We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. We calculate AFFO by adding to or subtracting from FFO: change in fair value of financial instruments; gains or losses on debt extinguishment; capital expenditures, net of any direct financing associated with those capital expenditures; straight-line rental effects; amortization of various deferred items and intangible assets; and share-based compensation.

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity. References to “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries.